                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement relating to 50,000 shares of Common Stock of General Cable Corporation on Form S-8 of our report dated June 27, 1997 appearing in this annual report on Form 11-K of the General Cable Corporation Retirement and Savings Plan for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP


Cincinnati, Ohio
July 21, 1997